Exhibit 5.1

[HAND BALDACHIN & AMBURGEY LLP LETTERHEAD]

August 14, 2014

Biodel Inc.

100 Saw Mill Road

Danbury, Connecticut 06810

Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”) to be filed by Biodel Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering an aggregate of 6,095,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Shares consist of (i) 95,000 shares of Common Stock (the “Commitment Shares”) that the Company issued to Lincoln Park Capital Fund, LLC (the “Selling Stockholder”) in connection with the transactions contemplated by the Purchase Agreement, dated as of July 25, 2014 (the “Purchase Agreement”), by and between the Company and the Selling Stockholder; and (ii) up to 6,000,000 shares of Common Stock (the “Purchase Shares”) that the Company may issue and sell, from time to time, to the Selling Stockholder pursuant to the Purchase Agreement.  All of the Shares are being registered for resale on behalf of the Selling Stockholder.

We are acting as counsel for the Company in connection with the registration for resale of the Shares.  We have examined a signed copy of the Registration Statement to be filed with the Commission.  We have also examined and relied upon the Purchase Agreement; minutes of meetings of the stockholders and the Board of Directors of the Company, including committees thereof, each as provided to us by the Company; stock record books of the Company as provided to us by the Company; the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date; and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1.

The Commitment Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2.

The Purchase Shares have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Purchase Agreement, the Purchase Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name therein and in the related prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/S/ HAND BALDACHIN & AMBURGEY LLP

HAND BALDACHIN & AMBURGEY LLP